Exhibit 3.44

Articles of Organization

of

CIBE 968 THIRD LLC

Under Section 203 of the Limited Liability Company Law

FIRST: The name of the limited liability company is: Cibe 968 Third LLC

SECOND: The county within this state in which the office of the limited liability company is to be located is: Suffolk

THIRD: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within or without this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is: c/o SBARRO VENTURE, INC., 763 Larkfield Road, Commack, NY 11725, Attn: Legal Department.

FOURTH: The name and street address within this state of the registered agent of the limited liability company upon whom and at which process against the limited liability company can be served is: SBARRO VENTURE, INC., 763 Larkfield Road, Commack, NY 11725, Attn: Legal Department.

FIFTH: The limited liability company is to be managed by (check the appropriate box):

☒	1 or more members

☐	A class or classes of members

☐	1 or more managers

☐	A class or classes of managers

IN WITNESS WHEREOF, this certificate has been subscribed this 25th day of January 1996, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Robert M. Morgillo	Robert M. Morgillo, Organizer
(Signature)	(Name and capacity of signer)

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF ORGANIZATION

OF

CIBE 968 THIRD LLC

Under section 211 of the Limited Liability Company Law

FIRST: The name of the limited liability company is: CIBE 968 THIRD LLC.

SECOND: The date of filing of the articles of organization is 4/26/96.

THIRD: The amendments effected by this certificate of amendment are as follows:

Paragraph 1 of the articles of organization dealing with the name of the limited liability company is hereby amended to read as follows:

1.	The name of the limited liability company is UMBERTO WHITE PLAINS, LLC.

Paragraph 3 of the articles of organization dealing with the post office address within or without this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is hereby amended to read as follows:

2.	c/o Sbarro, Inc., 763 Larkfield Road, Commack, NY 11725, Attn: Legal Department.

To designate Sbarro, Inc., 763 Larkfield Road, Commack, NY 11725, ATTN: Legal Department as its registered agent upon whom process against the limited liability can be served.

IN WITNESS WHEREOF, this certificate has been subscribed this 4th day of March, 1996, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

By:	/s/ Mario Sbarro
Mario Sbarro, Authorized Person